PHHMC 2008-CIM1 Series 2008-CIM1 (Group I)

The following is a free writing prospectus.  The information in this free writing prospectus is preliminary and is subject to change.

FREE WRITING PROSPECTUS
PHH Mortgage Corporation (Originator and Servicer)

$332,625,417 (Approximate) (Total Offered and Non-Offered Notes)
PHH Mortgage Trust 2008-CIM1 (Issuing Entity) Series 2008-CIM1 (Group I – ARM Collateral)

ACE Securities Corp. (Depositor) Chimera Investment Corporation (Sponsor and Seller)

Deutsche Bank	Credit Suisse
Co-Lead Underwriter	Co-Lead Underwriter

April 10, 2008

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to change.  The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.  THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.  The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure.  Any such assumptions are subject to change

FREE WRITING PROSPECTUS LEGEND

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates.  This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale.  This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein.  The securities are being offered when, as and if issued.  In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.  You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

FREE WRITING PROSPECTUS DATED April 10, 2008

PHH Mortgage Trust 2008-CIM1
Series 2008-CIM1
$332,625,417 (Approximate Group I)

(Total Offered and Non-Offered Notes)

All dollar amounts and percentages contained herein are subject to a permitted variance of +/- 5%

Structure Overview(1)
To Call
Class	Approximate Size ($)	Type	Related Collateral	WAL (yrs) to Pricing Speeds(2)	Interest Rate	Interest Accrual Basis	Legal Final Maturity	Expected Ratings S / M
Offered Notes:
I-1A-1	9,132,000	Super Senior, Adjustable Rate	3/1 Hybrid ARM	1.91	5.02% (3)	30/360	May 2038	AAA / Aaa
I-1A-2	1,015,000	Senior Mezzanine, Adjustable Rate	3/1 Hybrid ARM	1.91	5.02% (3)	30/360	May 2038	AAA / Aaa
I-2A-1	59,852,000	Super Senior, Adjustable Rate	5/1 Hybrid ARM	2.51	4.85% (4)	30/360	May 2038	AAA / Aaa
I-2A-2	6,650,000	Senior Mezzanine, Adjustable Rate	5/1 Hybrid ARM	2.51	4.85% (4)	30/360	May 2038	AAA / Aaa
I-3A-1	100,155,000	Super Senior, Adjustable Rate	7/1 and 7/6 Hybrid ARM	2.87	5.17% (5)	30/360	May 2038	AAA / Aaa
I-3A-2	11,128,000	Senior Mezzanine, Adjustable Rate	7/1 and 7/6 Hybrid ARM	2.87	5.17% (5)	30/360	May 2038	AAA / Aaa
I-4A-1	111,515,000	Super Senior, Adjustable Rate	10/1 and 10/6 Hybrid ARM	2.88	5.22% (6)	30/360	May 2038	AAA / Aaa
I-4A-2	12,390,000	Senior Mezzanine, Adjustable Rate	10/1 and 10/6 Hybrid ARM	2.88	5.22% (6)	30/360	May 2038	AAA / Aaa
Total Offered:	$311,837,000

Non-Offered Notes:
I-A-X	Notional(7)	Interest Only		NA	Variable(8)	30/360	May 2038	NR / NR
I-B-1	7,484,000	Variable		NA	WAC(9)	30/360	May 2038	AA / Aa2
I-B-2	3,992,000	Variable		NA	WAC(9)	30/360	May 2038	A / A2
I-B-3	2,328,000	Variable		NA	WAC(9)	30/360	May 2038	BBB / Baa2
I-B-4	2,661,000	Variable		NA	WAC(9)	30/360	May 2038	BB / Ba2
I-B-5	1,996,000	Variable		NA	WAC(9)	30/360	May 2038	B / B2
I-B-6	2,327,417	Variable		NA	WAC(9)	30/360	May 2038	NR / NR
Total Non-Offered:	$20,788,417
(1) The structure is preliminary and subject to change.
(2) The Pricing Speed for the Notes is 100% PPC (25% CPB/25% CPR on the Offered Notes/Non-offered Notes) run to call.

(3) The interest rate on the Subgroup I-1 Notes on or prior to the Distribution Date in February 2011 will be the lesser of (i) 5.02% per annum and (ii) the related Available Funds Rate. The interest rate on each Distribution Date thereafter will be equal to the least of (i) one-month LIBOR plus 2.25% (ii) 10.625% per annum and (iii) the related Available Funds Rate.

(4) The interest rate on the Subgroup I-2 Notes on or prior to the Distribution Date in February 2013 will be the lesser of (i) 4.85% per annum and (ii) the related Available Funds Rate. The interest rate on each Distribution Date thereafter will be equal to the least of (i) one-month LIBOR plus 2.25%, (ii) 10.625% per annum and (iii) the related Available Funds Rate.

(5) The interest rate on the Subgroup I-3 Notes on or prior to the Distribution Date in February 2015 will be the lesser of (i) 5.17% per annum and (ii) the related Available Funds Rate. The interest rate on each Distribution Date thereafter will be equal to the least of (i) one-month LIBOR plus 2.25%, (ii) 10.625% per annum and (iii) the related Available Funds Rate.

(6) The interest rate on the Subgroup I-4 Notes on or prior to the Distribution Date in January 2018 will be the lesser of (i) 5.22% per annum and (ii) the related Available Funds Rate. The interest rate on each Distribution Date thereafter will be equal to the least of (i) one-month LIBOR plus 2.25%, (ii) 10.625% per annum and (iii) the related Available Funds Rate.

(7) For any Distribution Date, the aggregate class principal balance of the Senior Notes
(8) See definition on page 7
(9) For any Distribution Date, a rate equal to the weighted average of the Available Funds Rate for each Subgroup weighted by the Subordinate Component Balance.

Transaction Overview

The Notes:

■

The Class I-1A-1, Class I-1A-2, Class I-2A-1, Class I-2A-2, Class I-3A-1, Class I-3A-2, Class I-4A-1 and Class I-4A-2 Notes are referred to herein as the “Senior Notes.” The Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5, and Class I-B-6 Notes are referred to herein as the “Subordinate Notes.” Together, the Senior Notes, the Subordinate Notes and the Class I-A-X Notes are referred to herein as the “Notes.”

Offered Notes:	■ The Senior Notes.

Non-Offered Notes:	■ The Subordinate Notes and the Class I-A-X Notes. The Trust will also issue ownership certificates which will not be entitled to monthly payments of principal and interest.

Pricing Speed:	■ 25% CPB / 25% CPR for the Offered Notes/ Non-Offered Notes run to call.

Depositor:	■ ACE Securities Corp.

Originator and Servicer:	■ PHH Mortgage Corporation. Representations and warranties with respect to the mortgage loans will be made to the trust by PHH Mortgage Corporation.

Sponsor and Seller:	■ Chimera Investment Corporation. The Sponsor will initially retain the Non-Offered Notes and the ownership certificates.

Master Servicer, Securities Administrator and Custodian:	■ Wells Fargo Bank, National Association

Indenture Trustee:	■ HSBC Bank USA, National Association

Owner Trustee:	■ LaSalle Bank

Cut-off Date:	■ April 1, 2008

Closing Date:	■ On or about April 24, 2008

Clean-up Call:	■ 10% Clean-up Call (on the balance of the Group I Mortgage Loans)

Distribution Dates:	■ 25th day of each month, or next business day, commencing in May 2008.

Interest Accrual Period:	■ The interest accrual period with respect to the Notes and a given Distribution Date will be the calendar month immediately preceding such Distribution Date (calculated on a 30/360 day basis).

Delay Days:	■ 24 days

Subordinate Component Balance:	■ For any Distribution Date, the principal balance of the Group I Mortgage Loans for the related Subgroup minus the class principal balance of the related Senior Notes.

Net WAC:

■

As to any Distribution Date, a rate equal to the weighted average of the Net Mortgage Rates on the Group I Mortgage Loans as of the beginning of the related Due Period. As to any Group I Mortgage Loan, the Net Mortgage Rate is equal to the mortgage rate on that Group I Mortgage Loan less the Administration Fee Rate for that Group I Mortgage Loan.

Advances:

■

The Servicer will make cash advances with respect to delinquent payments of principal and interest on the Group I Mortgage Loans to the extent the Servicer believes that the cash advances can be repaid from future payments on the Group I Mortgage Loans.  These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the Notes and are not intended to guarantee or insure against losses. If the Servicer fails to make any required advance, the Master Servicer will be required to make such advance, subject to its determination of recoverability.

Registration:	■ The Offered Notes will be made available in book-entry form through DTC.

Federal Tax Treatment:

■

For Federal income tax purposes, the Offered Notes will be characterized as debt and the issuing entity will not be treated as an association or publicly traded partnership taxable as a corporation or as a taxable mortgage pool. Each holder of a Note, by its acceptance of such Note, will agree to treat such Note as debt.

Transaction Overview

Due Period:

■

With respect to each Distribution Date, the period from and including the second day of the month preceding the month of the applicable Distribution Date to and including the first day of the month of that Distribution Date.

Prepayment Period:	■ As to any Distribution Date, the calendar month immediately preceding the month in which the Distribution Date occurs.

ERISA:

■

In general, the Offered Notes are expected to be ERISA eligible, provided that the conditions of an investor-based or statutory exemption are satisfied.  Prospective investors should review with legal advisors as to whether the purchase and holding of the Offered Notes could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or other similar laws.

SMMEA:	■ The Offered Notes are expected to constitute “mortgage related securities” under SMMEA so long as they are rated in one of the two highest rating categories by at least one of the Rating Agencies.

Collateral:

■

All of the mortgage loans (the “Group I Mortgage Loans”) are secured by first liens.

■

As of the Cut-off Date, the aggregate stated principal balance of the Group I Mortgage Loans is expected to be approximately $332,625,417.88.  The Group I Mortgage Loans will consist of conforming and non-conforming balance, hybrid adjustable rate mortgage loans.

■

As of the Cut-off Date, the aggregate stated principal balance of the Subgroup I-1 Mortgage Loans is expected to be approximately $10,823,260.10.  The Subgroup I-1 Mortgage Loans will consist of non-conforming balance, 3/1 hybrid adjustable rate mortgage loans.

■

As of the Cut-off Date, the aggregate stated principal balance of the Subgroup I-2 Mortgage Loans is expected to be approximately $70,935,357.81.  The Subgroup I-2 Mortgage Loans will consist of non-conforming balance, 5/1 hybrid adjustable rate mortgage loans.

■

As of the Cut-off Date, the aggregate stated principal balance of the Subgroup I-3 Mortgage Loans is expected to be approximately $118,701,910.52.  The Subgroup I-3 Mortgage Loans will consist of conforming and non-conforming balance, 7/1 and 7/6 hybrid adjustable rate mortgage loans.

■

As of the Cut-off Date, the aggregate stated principal balance of the Subgroup I-4 Mortgage Loans is expected to be approximately $132,164,889.45.  The Subgroup I-4 Mortgage Loans will consist of conforming and non-conforming balance, 10/1 and 10/6 hybrid adjustable rate mortgage loans.

 NOTE:  The information related to the Group I Mortgage Loans described herein reflects preliminary information.  It is expected that on or prior to the Closing Date, certain loans may be prepaid or otherwise removed from the pool of mortgage loans and additional mortgage loans may be added to the pool of mortgage loans.  The characteristics of the pool of mortgage loans may vary from those reflected herein and the aggregate stated principal balance of the Group I Mortgage Loans as of the Closing Date may be greater than or less than the aggregate stated principal balance of the Group I Mortgage Loans presented herein by up to 5%.  Consequently, the initial aggregate class principal balance of the Notes may vary up to 5% from the amounts shown herein.

Credit Enhancement:	■ Credit Enhancement will be provided by a senior/subordinate shifting interest structure. Subordination for the Senior Notes is expected to be approximately 6.25% initially.

Compensating Interest:

■

On each Distribution Date, the Servicer is required to cover certain interest shortfalls as a result of certain prepayments. The maximum amount the Servicer will be required to pay on any Distribution Date will be the servicing fee for the related month. If the Servicer fails to make any required Compensating Interest payment, the Master Servicer will be required to do so up to the master servicing fee.

Transaction Overview (Cont.)

Cashflow Description:

■

Distributions on the Notes will be made on each Distribution Date.  The payments to the Notes, to the extent of the available funds, will be made in the following amounts and according to the following priority:

1.

Payments of interest, pro rata, to the Senior Notes then entitled to receive interest payments.

2.

Payments of principal, pro rata, to the Class I-1A-1 and Class I-1A-2 Notes, until reduced to zero, from the Subgroup I-1 Senior Principal Distribution Amount, to the Class I-2A-1 and Class I-2A-2 Notes, pro rata, until reduced to zero, from the Subgroup I-2 Senior Principal Distribution Amount, to the Class I-3A-1 and Class I-3A-2 Notes, pro rata, until reduced to zero, from the Subgroup I-3 Senior Principal Distribution Amount and to the Class I-4A-1 and Class I-4A-2 Notes, pro rata, until reduced to zero, from the Subgroup I-4 Senior Principal Distribution Amount.

3.

Payments of interest to the Class I-A-X Notes at the Class I-A-X Note Interest Rate; provided, however, on or prior to the first Distribution Date on which (i) the class principal balance of the Senior Notes has been reduced to zero and (ii) there are no Senior Note Available Funds Shortfalls outstanding, amounts otherwise payable to the Class I-A-X Notes pursuant to this clause (3) will be deposited to the Class I-A-X Reserve Fund, up to the Class I-A-X Reserve Fund Target Amount for that Distribution Date, which amount will be used to reimburse the Senior Notes for any future unpaid Senior Note Available Funds Shortfalls in accordance with Clause (4) below.

4.

Payments to the Senior Notes to reimburse them for any unpaid Senior Note Available Funds Shortfalls on a pro rata basis in proportion to the amount of the unpaid Senior Note Available Funds Shortfall for each class of Senior Notes.

5.

Payments of interest and then principal sequentially to the Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5 and Class I-B-6 Notes, in that order, so that each such class shall receive interest calculated at a per annum rate equal to its respective Interest Rate multiplied by its respective class principal balance divided by 12 and principal in an amount equal to each such class’ allocable share of the Subordinate Principal Distribution Amount.

6.

Payments to the Senior Notes to reimburse them for any unpaid Senior Note Deferred Amounts on a pro rata basis, in proportion to the amount of Senior Note Deferred Amounts for each such class.

7.

Any remaining amounts to the ownership certificates.

Relationship between Subgroups and Notes:

■

The Class I-1A-1 and Class I-1A-2 Notes will receive payments of principal and interest primarily from collections on the Subgroup I-1 Mortgage Loans. The Class I-2A-1 and Class I-2A-2 Notes will receive payments of principal and interest primarily from collections on the Subgroup I-2 Mortgage Loans. The Class I-3A-1 and Class I-3A-2 Notes will receive payments of principal and interest primarily from collections on the Subgroup I-3 Mortgage Loans. The Class I-4A-1 and Class I-4A-2 Notes will receive payments of principal and interest primarily from collections on the Subgroup I-4 Mortgage Loans. The Class I-A-X Notes and the Subordinate Notes will receive payments of principal and interest, as applicable, from collections on all Group I Mortgage Loans.

Class I-A-X Reserve Fund:

■

On each Distribution Date prior to giving effect to the distributions set forth under “Cashflow Description”, amounts on deposit in the Class I-A-X Reserve Fund shall be applied as set forth under clause (4) of “Cashflow Description”. Amounts on deposit in the Class I-A-X Reserve Fund applied pursuant to clause (4) of “Cashflow Description” will reduce the amount required to be paid on such Distribution Date from Available Funds. After giving effect to all distributions on the Notes on any Distribution Date, amounts on deposit in the Class I-A-X Reserve Fund in excess of the Class I-A-X Reserve Fund Target Amount on that Distribution Date will be paid to the Class I-A-X Note.

Class I-A-X Reserve Fund Target Amount:

■

On each Distribution Date, the sum of (i) the excess of 10.625% over the Net WAC of the Subgroup I-1 Mortgage Loans divided by 12 multiplied by the aggregate principal balance of the Subgroup I-1 Mortgage Loans as of the beginning of the related Due Period, (ii) the excess of 10.625% over the Net WAC of the Subgroup I-2 Mortgage Loans divided by 12 multiplied by the aggregate principal balance of the Subgroup I-2 Mortgage Loans as of the beginning of the related Due Period, (iii) the excess of 10.625% over the Net WAC of the Subgroup I-3 Mortgage Loans divided by 12 multiplied by the aggregate principal balance of the Subgroup I-3 Mortgage Loans as of the beginning of the related Due Period and (iv) the excess of 10.625% over the Net WAC of the Subgroup I-4 Mortgage Loans divided by 12 multiplied by the aggregate principal balance of the Subgroup I-4 Mortgage Loans as of the beginning of the related Due Period.

Transaction Overview (Cont.)

Administration Fee Rate:

■

The Administration Fee Rate with respect to each Group I Mortgage Loan will be equal to the sum of (i) the servicing fee rate, (ii) the master servicing fee rate (iii) the owner trustee fee rate, and (iv) the rate at which the premium payable in connection with any lender paid primary mortgage insurance policy is calculated, if applicable. The Master Servicer will be responsible for the fees of the Securities Administrator, Indenture Trustee and Custodian.

Administration Fee:

■

The Administration Fee with respect to each Group I Mortgage Loan and any Distribution Date, will be equal to the product of one-twelfth of (x) the Administration Fee Rate for such Group I Mortgage Loan and (y) the principal balance of that Group I Mortgage Loan as of the first day of the related Due Period (or as of the Cut-Off Date with respect to the first Distribution Date).

Available Funds Rate:

■

Per annum, for each Distribution Date and Subgroup will equal the product of (x) a fraction, expressed as a percentage, the numerator of which is equal to the total interest paid or advanced on the related Mortgage Loans during the related Due Period, net of Administration Fees, and the denominator of which is the sum of the class principal balance of the related class or classes of Senior Notes and the related Subordinate Component Balance immediately before such Distribution Date and (y) 12.

Class I-A-X Note Interest Rate:

■

On any Distribution Date an annual rate (not less than zero) calculated as (A) the excess, if any, of (x) the weighted average of the Available Funds Rates for each Subgroup for such Distribution Date, weighted based on the related class principal balances of the Senior Notes immediately before such Distribution Date, over (y) the weighted average of the Interest Rates on the Senior Notes for such Distribution Date, weighted based on the related class principal balances of the Senior Notes immediately before such Distribution minus (B) the product of (I) the sum of (1) the Senior Note Deferred Amounts for such Distribution Date and (2) the Senior Note Available Funds Shortfalls for such Distribution Date and (II) 12, divided by the class notional amount of the Class I-A-X Notes. The notional amount of the Class I-A-X Notes with regard to each Distribution Date will equal the sum of the class principal balances of the Offered Notes immediately before each Distribution Date.

Senior Note Available Funds Shortfall:

■

For any Distribution Date for a Subgroup, and any class of related Senior Notes, if applicable, will equal the sum of (i) the excess of the amount of interest that would have accrued on that class of Senior Notes for the related Interest Accrual Period had the applicable Senior Note Interest Rate been determined without regard to the applicable Available Funds Rate over the amount of interest actually accrued on such Senior Notes for such Interest Accrual Period, (ii) any amounts described in clause (i) above for prior Distribution Dates that remain unpaid, and (iii) interest on the amount described in clause (ii) at the applicable Senior Note Interest Rate determined without regard to the applicable Available Funds Rate.

Senior Note Deferred Amounts:

■

For any Distribution Date and for each class of Senior Notes, the amount by which (x) the aggregate of any realized losses previously applied in reduction of the class principal balance thereof exceeds (y) the sum of (1) the aggregate of amounts previously distributed in reimbursement thereof and (2) the amount by which the class principal balance of such class has been increased due to any subsequent recovery.

Limited Cross Collateralization:

■

In certain limited circumstances, principal will be distributed to the Senior Notes from an unrelated Subgroup, to the extent not received from the related Subgroup. This would occur only if a Subgroup experienced disproportionately high realized losses causing the class principal balance of the related Senior Notes to exceed the aggregate principal balance of the Group I Mortgage Loans in the related Subgroup.

Transaction Overview (Cont.)

Senior Prepayment Percentage:

■

The Senior Notes will be entitled to receive 100% of the prepayments on the Group I Mortgage Loans on any Distribution Date during the first seven years following the Closing Date (the “Senior Prepayment Percentage”).  Thereafter, the Senior Prepayment Percentage can be reduced to the related Senior Percentage plus: for any Distribution Date during the eighth year after the Closing Date, 70% of the related Subordinate Percentage; for any Distribution Date during the ninth year after the Closing Date, 60% of the related Subordinate Percentage; for any Distribution Date during the tenth year after the Closing Date, 40% of the related Subordinate Percentage; for any Distribution Date during the eleventh year after the Closing Date, 20% of the related Subordinate Percentage; and for any Distribution Date thereafter, the related Senior Percentage for that Distribution Date, provided that (i) the sum of (a) the aggregate principal balance of the Group I Mortgage Loans 60 days or more delinquent, averaged over the preceding 6 month period and (b) the aggregate principal balance of Group I Mortgage Loans that have been modified in the previous 12 months, as a percentage of the current aggregate class principal balance of the  Subordinate Notes does not exceed 50%, and (ii) cumulative realized losses incurred on the Group I Mortgage Loans, as a percentage of the original aggregate class principal balance of the Subordinate Notes, do not exceed 30%, 35%, 40%, 45% or 50%, respectively, for each test date. In the event the Senior Percentage for any Subgroup exceeds the initial Senior Percentage, the Senior Notes will receive all unscheduled principal payments for the Group I Mortgage Loans, regardless of any unscheduled principal payment percentages above.

Two Times Test:

■

If (i) on or before the Distribution Date in April 2011, the Aggregate Subordinate Percentage is at least 200% of the Aggregate Subordinate Percentage as of the Closing Date, the delinquency test set forth above is satisfied and cumulative realized losses do not exceed 20% of the aggregate principal balance of the Subordinate Notes as of the Closing Date, the Senior Prepayment Percentage for each Subgroup will equal the related Senior Percentage for that Distribution Date plus 50% of the related Subordinate Percentage and (ii) after the Distribution Date in April 2011, if the Aggregate Subordinate Percentage is at least 200% of the Aggregate Subordinate Percentage as of the Closing Date, the delinquency test set forth above is satisfied and cumulative realized losses do not exceed 30% of the aggregate principal balance of the Subordinate Notes as of the Closing Date, the Senior Prepayment Percentage for each Subgroup will equal the related Senior Percentage.

Senior Percentage:

■

With respect to any Distribution Date and the Senior Notes related to any Subgroup, will equal the percentage equivalent of a fraction, the numerator of which is the aggregate class principal balance of such related Senior Notes immediately prior to that Distribution Date, and the denominator of which is the aggregate principal balance of the Group I Mortgage Loans in the related Subgroup as of the first day of the related Due Period.

Subordinate Percentage:	■ For any Distribution Date and any Subgroup will be 100% minus the related Senior Percentage for such Distribution Date.

Aggregate Subordinate Percentage:

■

With respect to any Distribution Date and the Group I Mortgage Loans, will equal the percentage equivalent of a fraction, the numerator of which is the aggregate class principal balance of the Subordinate Notes immediately prior to such Distribution Date and the denominator of which is aggregate Stated Principal Balance of the Group I Mortgage Loans as of the first day of the related Due Period.

Subordinate Prepayment Percentage:	■ For any Distribution Date and any Subgroup will be 100% minus the related Senior Prepayment Percentage for such Distribution Date.

Transaction Overview (Cont.)

Principal Distribution Amount:

■

With respect to each Distribution Date and Subgroup will be the sum of:

1.

scheduled principal payments on the Group I Mortgage Loans in the related Subgroup due during the related Due Period;

2.

the principal portion of repurchase proceeds received with respect to the Group I Mortgage Loans in the related Subgroup which were repurchased as permitted or required by the sale and servicing agreement during the related Prepayment Period; and

3.

any other unscheduled payments of principal which were received on the Group I Mortgage Loans during the related Prepayment Period, other than prepayments in full, prepayments in part or Liquidation Principal.

Senior Principal Distribution Amount:

■

With respect to any Distribution Date and any Subgroup, the sum of:  (i) the product of the related Senior Percentage and the related Principal Distribution Amount for that Subgroup, (ii) the product of the related Senior Prepayment Percentage and the related Principal Prepayment Amount for that Subgroup and (iii) for each Group I Mortgage Loan in the Subgroup that became a liquidated Group I Mortgage Loan in the prior calendar month, the lesser of the related Senior Percentage of the Stated Principal Balance of such Group I Mortgage Loans, and the related Senior Prepayment Percentage of the Liquidation Principal with respect to that Group I Mortgage Loan.

Subordinate Principal Distribution Amount:

■

With respect to any distribution date and the Subordinate Notes, the sum of: (i) for each Subgroup, the product of the related Subordinate Percentage and the Principal Distribution Amount for that Subgroup, (ii) for each Subgroup, the product of the related Subordinate Prepayment Percentage and the Principal Prepayment Amount for that Subgroup, and (iii) for each Group I Mortgage Loan that became a liquidated Mortgage Loan in the prior calendar month, any Liquidation Principal for that Mortgage Loan not distributed pursuant to clause (iii) of the definition of the Senior Principal Distribution Amount, up to the related Subordinate Percentage of the Stated Principal Balance of such Group I Mortgage Loans, reduced by any amounts paid to the Senior Notes of the unrelated Subgroup as described under “Limited Cross Collateralization” above.

Principal Prepayment Amount:

■

With respect to each Distribution Date and each Subgroup will be the sum of:

1.

all partial principal prepayments and all prepayments in full which were received during the related Prepayment Period and

2.

any subsequent recoveries on Group I Mortgage Loans in that Subgroup received during the related Prepayment Period.

Liquidation Principal:

■

With respect to each Distribution Date, the principal portion of net liquidation proceeds received with respect to each Group I Mortgage Loan which became a liquidation Mortgage Loan (but not in excess of the principal balance thereof) during the calendar month preceding the month of such Distribution Date.

Allocation of Losses:

■

Realized losses on the Group I Mortgage Loans will be allocated first to the most junior class of Subordinate Notes outstanding, beginning with the Class I-B-6 Notes, until the class principal balance of each such class of the Subordinate Notes has been reduced to zero, and second, (w) to the extent such realized losses are incurred with respect to the Subgroup I-1 Mortgage Loans, sequentially to the Class I-1A-2 and Class I-1A-1 Notes in that order until the class principal balance of each such class has been reduced to zero, (x) to the extent such realized losses are incurred with respect to the Subgroup I-2 Mortgage Loans, sequentially to the Class I-2A-2 Notes and Class I-2A-1 Notes in that order until the class principal balance of each such class has been reduced to zero, (y) to the extent such realized losses are incurred with respect to the Subgroup I-3 Mortgage Loans, sequentially to the Class I-3A-2 Notes and Class I-3A-1 Notes in that order until the class principal balance of each such class has been reduced to zero and (z) to the extent such realized losses are incurred with respect to the Subgroup I-4 Mortgage Loans, sequentially to the Class I-4A-2 Notes and Class I-4A-1 Notes in that order until the class principal balance of each such class has been reduced to zero.

FOR ADDITIONAL INFORMATION PLEASE CALL:

Credit Suisse Securities (USA) LLC

RMBS Banking
Peter Sack	212-325-7892
Kevin Steele	212-538-8860
Helen Cheung	212-325-5132

Trading & Structuring
Mike Daniel	212-325-0895
Jim Buccola	212-538-3831
Brian Chin	212-325-0357
Gary Buchalter	212-325-0357

Collateral
Thomas Steczkowski	212-538-0078
Wallace Chin	212-325-8496